                                                                    Exhibit 10.1
                                                                    ------------
================================================================================

                            STOCK PURCHASE AGREEMENT

                                  by and among

                       BOTTOMLINE TECHNOLOGIES (DE), INC.,

                       GENERAL ATLANTIC PARTNERS 74, L.P.,

                       GAP COINVESTMENT PARTNERS II, L.P.

                                  GAPSTAR, LLC,

                               GAPCO GMBH & CO. KG

                                       and

                     THE SELLING STOCKHOLDERS LISTED HEREIN


                       -----------------------------------
                             Dated: January 8, 2002
                       -----------------------------------

================================================================================

                                Table of Contents
                                -----------------

                                                                                                 Page
                                                                                                 ----
ARTICLE I DEFINITIONS ........................................................................     1
     1.1    Definitions .......................................................................    1

ARTICLE II PURCHASE AND SALE OF COMMON STOCK ..................................................    7
     2.1    Purchase and Sale of Common Stock From the Company ................................    7
     2.2    Purchase and Sale of Common Stock From the Selling Stockholders. ..................    7
     2.3    Use of Proceeds ...................................................................    7
     2.4    Closing ...........................................................................    7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY .....................................    8
     3.1    Corporate Existence and Power .....................................................    8
     3.2    Authorization; No Contravention; DGCL Section 203 .................................    8
     3.3    Governmental Authorization; Third Party Consents ..................................    9
     3.4    Binding Effect ....................................................................    9
     3.5    Litigation ........................................................................    9
     3.6    Compliance with Laws ..............................................................    9
     3.7    Capitalization ....................................................................   10
     3.8    No Default or Breach; Contractual Obligations .....................................   11
     3.9    Title to Properties and Assets ....................................................   11
     3.10   Reports; Financial Statements .....................................................   11
     3.11   Taxes .............................................................................   12
     3.12   No Material Adverse Change; Ordinary Course of Business ...........................   12
     3.13   Private Offering ..................................................................   13
     3.14   Labor Relations ...................................................................   13
     3.15   Employee Benefit Plans ............................................................   13
     3.16   Liabilities .......................................................................   14
     3.17   Intellectual Property. ............................................................   14
     3.18   Network Redundancy and Computer Back-up ...........................................   15
     3.19   Privacy of Customer Information ...................................................   16
     3.20   Potential Conflicts of Interest ...................................................   16
     3.21   Trade Relations ...................................................................   16
     3.22   Broker's, Finder's or Similar Fees ................................................   16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS .........................   16
     4.1    Power and Authority ...............................................................   16
     4.2    Authorization; No Contravention ...................................................   16
     4.3    Title to Purchased Shares .........................................................   17
     4.4    Governmental Authorization; Third Party Consents ..................................   17
     4.5    Binding Effect ....................................................................   17
     4.6    Litigation ........................................................................   17
     4.7    Private Offering ..................................................................   17


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         4.8      Broker's, Finder's or Similar Fees ................................................   18

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS ..........................................   18
         5.1      Existence and Power ...............................................................   18
         5.2      Authorization; No Contravention ...................................................   18
         5.3      Governmental Authorization; Third Party Consents ..................................   18
         5.4      Binding Effect ....................................................................   18
         5.5      Purchase for Own Account ..........................................................   19
         5.6      Restricted Securities .............................................................   19
         5.7      Broker's, Finder's or Similar Fees ................................................   19
         5.8      Accredited Investor ...............................................................   19
         5.9      Transactions in Common Stock. .....................................................   19

ARTICLE VI CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE ..................................   20
         6.1      Secretary's Certificate ...........................................................   20
         6.2      Purchased Shares ..................................................................   20
         6.3      Registration Rights Agreement .....................................................   20
         6.4      Opinion of Counsel ................................................................   20
         6.5      Board of Directors ................................................................   21

ARTICLE VII CONDITIONS TO THE OBLIGATION OF THE COMPANY AND THE SELLING STOCKHOLDERS TO CLOSE .......   21
         7.1      Payment of Purchase Price .........................................................   21
         7.2      Registration Rights Agreement .....................................................   21

ARTICLE VIII INDEMNIFICATION ........................................................................   21
         8.1      Indemnification ...................................................................   21
         8.2      Notification ......................................................................   22
         8.3      Contribution ......................................................................   23
         8.4      Cap on Indemnification and Contribution. ..........................................   23

ARTICLE IX AFFIRMATIVE COVENANTS OF THE COMPANY .....................................................   24
         9.1      Financial Statements and Other Information. .......................................   24
         9.2      Books and Records .................................................................   25
         9.3      Inspection. .......................................................................   25
         9.4      Board Representation. .............................................................   25
         9.5      Offering Notice; Preemptive Rights; Exercise; Closing. ............................   26

ARTICLE X AFFIRMATIVE COVENANTS OF THE PURCHASERS ...................................................   27
         10.1     Transactions in Common Stock. .....................................................   27

ARTICLE XI MISCELLANEOUS ............................................................................   28
         11.1     Survival of Representations and Warranties ........................................   28
         11.2     Notices ...........................................................................   28
         11.3     Successors and Assigns; Third Party Beneficiaries .................................   30
         11.4     Amendment and Waiver ..............................................................   30


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         11.5     Counterparts ........................................................    30
         11.6     Headings ............................................................    30
         11.7     GOVERNING LAW. ......................................................    30
         11.8     Severability ........................................................    31
         11.9     Rules of Construction ...............................................    31
         11.10    Entire Agreement ....................................................    31
         11.11    Fees ................................................................    31
         11.12    Confidentiality. ....................................................    31
         11.13    Public Announcements. ...............................................    32
         11.14    Further Assurances ..................................................    33

EXHIBITS
A             Form of Registration Rights Agreement
B             Form of Hale and Dorr LLP Opinion

SCHEDULES
I             Selling Stockholders
2.1           Company Purchased Shares and Purchase Price
2.2           Stockholder Purchased Shares and Purchase Price
3.1           Corporate Existence and Power
3.2(c)        No Contravention
3.3           Governmental Authorization; Third Party Consents
3.7(b)        List of Subsidiaries and their Equity Holders
3.9           Title to Properties and Assets
3.12          Material Adverse Changes
4.4           Governmental Authorization; Third Party Consents

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated January 8, 2002 (this "Agreement"), by and among Bottomline Technologies (de), Inc., a Delaware
 ---------
corporation (the "Company"), General Atlantic Partners 74, L.P., a Delaware
                  -------
limited partnership ("GAP LP"), GAP Coinvestment Partners II, L.P., a Delaware
                      ------
limited partnership ("GAP Coinvestment"), GAPCO GmbH & Co. KG, a German limited
                      ----------------
partnership ("GmbH Coinvestment"), GapStar, LLC, a Delaware limited liability
              -----------------
company ("GapStar" and, collectively with GAP LP, GAP Coinvestment and GmbH
          -------
Coinvestment, the "Purchasers"), and the Stockholders listed on Schedule I
                   ----------                                   ----------
hereto (the "Selling Stockholders").
             --------------------

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers the aggregate number of shares, par value $0.001 per share, of common stock of the Company (the "Common Stock"), set forth opposite such Purchaser's name on
              ------------
Schedule 2.1 hereto, for the aggregate purchase price set forth opposite such
------------
Purchaser's name on Schedule 2.1 hereto; and
                    ------------

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Selling Stockholders propose to sell to each of the Purchasers the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.2, for the aggregate purchase price set forth
                    ------------
opposite such Purchaser's name on Schedule 2.2 hereto.
                                  ------------

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                  1.1   Definitions.  As used in this Agreement, and unless the
                        -----------
context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" shall mean any Person who is an "affiliate" as
                   ---------
defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act.

                  "Agreement" means this Agreement as the same may be amended,
                   ---------
supplemented or modified in accordance with the terms hereof.

                  "Assets" has the meaning set forth in Section 3.9 of this
                   ------
Agreement.

                  "Assistant Secretary" has the meaning set forth in the
                   -------------------
Company's By-laws.

                  "Audited Financial Statements" has the meaning set forth in
                   ----------------------------
Section 3.10 of this Agreement.

                  "Board of Directors" means the Board of Directors of the
                   ------------------
Company.

                  "Business Day" means any day other than a Saturday, Sunday or
                   ------------
other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "By-laws" means the Amended and Restated By-laws of the
                   -------
Company in effect on the Closing Date.

                  "Certificate of Incorporation" means the Amended and Restated
                   ----------------------------
Certificate of Incorporation of the Company in effect on the Closing Date.

                  "Claims" has the meaning set forth in Section 3.5 of this
                   ------
Agreement.

                  "Closing" has the meaning set forth in Section 2.4 of this
                   -------
Agreement.

                  "Closing Date" has the meaning set forth in Section 2.4 of
                   ------------
this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or
                   ----
any successor statute thereto.

                  "Commission" means the United States Securities and Exchange
                   ----------
Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "Common Stock" has the meaning set forth in the preamble to
                   ------------
this Agreement.

                  "Commonly Controlled Entity" means any entity which is under
                   --------------------------
common control with the Company within the meaning of Code Section 414(b), (c),
(m), (o) or (t).

                  "Company" has the meaning set forth in the preamble to this
                   -------
Agreement.

                  "Company Indemnifying Party" has the meaning set forth in
                   --------------------------
Section 8.1 of this Agreement.

                  "Company Information" has the meaning set forth in Section
                   -------------------
11.12 of this Agreement.

                  "Company Plans" means each Plan that the Company and each of
                   -------------
its Subsidiaries maintains or to which the Company and each of its Subsidiaries contributes.

                  "Company Purchased Shares" has the meaning set forth in
                   ------------------------
Section 2.1 of this Agreement.

                  "Condition of the Company" means the assets, business,
                   ------------------------
properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                  "Contractual Obligations" means, as to any Person, any
                   -----------------------
provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "Copyrights" means any foreign or United States copyright
                   ----------
registrations and applications for registration thereof, and any non-registered copyrights.

                  "Environmental Laws" means federal, state, local and foreign
                   ------------------
laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
amended, and the rules and regulations of the Commission thereunder.

                  "Exempt Issuances" has the meaning set forth in Section 9.5 of
                   ----------------
this Agreement.

                  "Financial Statements" has the meaning set forth in Section
                   --------------------
3.10 of this Agreement.

                  "GAAP" means United States generally accepted accounting
                   ----
principles in effect from time to time.

                  "GAP Coinvestment" has the meaning set forth in the preamble
                   ----------------
to this Agreement.

                  "GAP LLC" means General Atlantic Partners, LLC, a Delaware
                   -------
limited liability company and the general partner of GAP LP and the managing member of GapStar, and any successor to such entity.

                  "GAP LP" has the meaning set forth in the preamble to this
                   ------
Agreement.

                  "General Atlantic Designee" has the meaning set forth in
                   -------------------------
Section 9.4 of this Agreement.

                  "GmbH Coinvestment" has the meaning set forth in the preamble
                   -----------------
to this Agreement.

                  "GmbH Management" means GAPCO Management GmbH, a German
                   ---------------
company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

                  "GapStar" has the meaning set forth in the preamble to this
                   -------
Agreement.

                  "Governmental Authority" means the government of any nation,
                   ----------------------
state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Indemnified Party" has the meaning set forth in Section 8.1
                   -----------------
of this Agreement.

                  "Indemnifying Party" has the meaning set forth in Section 8.1
                   ------------------
of this Agreement.

                  "Intellectual Property" has the meaning set forth in Section
                   ---------------------
3.17 of this Agreement.

                  "Internet Assets" means any Internet domain names and other
                   ---------------
computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "Knowledge of the Company" means the actual knowledge of
                   ------------------------
Daniel McGurl, Robert Eberle, Joseph Mullen, Eric Campbell, and Kevin Donovan.

                  "Liabilities" has the meaning set forth in Section 3.16 of
                   -----------
this Agreement.

                  "Lien" means any mortgage, deed of trust, pledge,
                   ----
hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "Losses" has the meaning set forth in Section 8.1 of this
                   ------
Agreement.

                  "Material Contractual Obligations" has the meaning set forth
                   --------------------------------
in Section 3.8 of this Agreement.

                  "New Issuance Notice" has the meaning set forth in Section 9.5
                   -------------------
of this Agreement.

                  "New Securities" has the meaning set forth in Section 9.5 of
                   --------------
this Agreement.

                  "Orders" has the meaning set forth in Section 3.2 of this
                   ------
Agreement.

                  "Patents" means any foreign or United States patents and
                   -------
patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "Permits" has the meaning set forth in Section 3.6 of this
                   -------
Agreement.

                  "Person" means any individual, firm, corporation, partnership,
                   ------
trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "Plan" means any employee benefit plan, arrangement, policy,
                   ----
program, agreement or commitment (whether or not an employee plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, whether or not subject to ERISA, as to which the Company or any Commonly Controlled Entity has or in the future could have any direct or indirect, actual or contingent liability.

                  "Proposed Price" has the meaning set forth in Section 9.5 of
                   --------------
this Agreement.

                  "Purchased Shares" has the meaning set forth in Section 2.2 of
                   ----------------
this Agreement.

                  "Purchaser Information" has the meaning set forth in Section
                   ---------------------
11.12 of this Agreement.

                  "Purchasers" has the meaning set forth in the preamble to this
                   ----------
Agreement.

                  "Registration Rights Agreement" means the Registration Rights
                   -----------------------------
Agreement substantially in the form attached hereto as Exhibit A.
                                                       ---------

                  "Requirement of Law" means, as to any Person, any law,
                   ------------------
Environmental Law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SEC Reports" has the meaning set forth in Section 3.10 of
                   -----------
this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations of the Commission thereunder.

               "Secretary" has the meaning set forth in the Company's By-laws.
                ---------

               "Software" means any computer software programs, source code,
                --------
object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

               "Stock Equivalents" means any security or obligation which is by
                -----------------
its terms convertible into or exchangeable or exercisable for shares of Common Stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

               "Stockholder Indemnifying Party" has the meaning set forth in
                ------------------------------
Section 8.1 of this Agreement.

               "Stockholder Purchased Shares" has the meaning set forth in
                ----------------------------
Section 2.2 of this Agreement.

               "Stock Option Plans" means collectively, the Company's 2000 Stock
                ------------------
Incentive Plan, 1998 Director Stock Option Plan, 1989 Stock Option Plan, as amended, Amended and Restated 1997 Stock Incentive Plan, 1998 Employee Stock Purchase Plan, 2000 Employee Stock Purchase Plan, and Flashpoint Employee Stock Option Plan.

               "Subject Purchaser" has the meaning set forth in Section 9.5 of
                -----------------
this Agreement.

               "Subsidiaries" means, as of the relevant date of determination,
                ------------
with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer
                 ----------         ------------
to a Subsidiary or Subsidiaries of the Company.

               "Taxes" means any federal, state, provincial, county, local,
                -----
foreign and other taxes (including, without limitation, income, profits, windfall profits, alternative, minimum, accumulated earnings, personal holding company, capital stock, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

               "Trade Secrets" means any trade secrets, research records,
                -------------
processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

               "Trademarks" means any foreign or United States trademarks,
                ----------
service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

               "Transaction Documents" means, collectively, this Agreement and
                ---------------------
the Registration Rights Agreement.

               "Unaudited Financial Statements" has the meaning set forth in
                ------------------------------
Section 3.11 of this Agreement.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK
                        ---------------------------------

               2.1 Purchase and Sale of Common Stock From the Company. Subject
                   --------------------------------------------------
to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, on the Closing Date the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto,
                                                         ------------
for the aggregate purchase price set forth opposite such Purchaser's name on
Schedule 2.1 hereto (all of the shares of Common Stock being purchased pursuant
------------
to this Section 2.1 being referred to herein as the "Company Purchased Shares").
                                                     ------------------------

               2.2 Purchase and Sale of Common Stock From the Selling
                   --------------------------------------------------
Stockholders. Subject to the terms and conditions herein set forth, the Selling
------------
Stockholders agree to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Selling Stockholders, on the Closing Date the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.2 hereto, for the aggregate purchase price set
                    ------------
forth opposite such Purchaser's name on Schedule 2.2 hereto (all of the shares
                                        ------------
of Common Stock being purchased pursuant to Section 2.2 being referred to herein as the "Stockholder Purchased Shares"; and together with the Company Purchased
        ----------------------------
Shares, the "Purchased Shares").
             ----------------

               2.3 Use of Proceeds. The Company shall use the proceeds from the
                   ---------------
sale of the Company Purchased Shares to the Purchasers to fund the Company's working capital, acquisitions and strategic investments.

               2.4 Closing. The closing of the sale and purchase of the
                   -------
Purchased Shares (the "Closing") shall take place at the offices of Paul, Weiss,
                       -------
Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on January 15, 2002, or at such other time, place and date that the Company, Selling Stockholders and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date,
                                          ------------
(a) the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing the Company Purchased Shares, (b) each Purchaser will pay the aggregate purchase price for its Company Purchased Shares by wire transfer of immediately available funds and (c) (i) each Selling Stockholder shall deliver to each of the Purchasers certificates representing the Stockholder Purchased Shares being purchased by such Purchaser from such Selling Stockholder, duly endorsed in blank or accompanied by duly executed stock powers, in proper form for transfer, (ii) each Purchaser will deliver to such Selling Stockholder the aggregate purchase price for the Stockholder Purchased Shares being sold by such Selling Stockholder by wire transfer of immediately available funds and (iii) the Company shall (x) cause its transfer agent to register the purchase and sale of the Stockholder Purchased Shares by the Purchasers pursuant to this Agreement and (y) in exchange for the certificates delivered to each Purchaser by each Selling Stockholder pursuant to the preceding clause (i), deliver to each Purchaser a certificate registered on the Company's stock ledger in the name of such Purchaser representing the aggregate number of Stockholder Purchased Shares being purchased by such Purchaser under this Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

               The Company represents and warrants to each of the Purchasers on and as of the date hereof as follows:

               3.1 Corporate Existence and Power. The Company and each of its
                   -----------------------------
Subsidiaries (a) except as set forth on Schedule 3.1 hereto, is a corporation
                                        ------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

               3.2 Authorization; No Contravention; DGCL Section 203. The
                   -------------------------------------------------
execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws or the organizational documents of any of the Subsidiaries; (c) except as set forth on Schedule 3.2(c) hereto, do not violate, conflict with or
                       ---------------
result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any of its Subsidiaries or any Requirement of Law applicable to the Company or any of its Subsidiaries; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any
                                                     ------
Governmental Authority against, or binding upon, the Company or any of its Subsidiaries. The purchase and sale of all of the Purchased Shares has been approved by the Company's Board of Directors for purposes of Section 203 of the Delaware General Corporation Law.

               3.3 Governmental Authorization; Third Party Consents. Except as
                   ------------------------------------------------
set forth on Schedule 3.3 hereto, no approval, consent, compliance, exemption,
             ------------
authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

               3.4 Binding Effect. This Agreement and each of the other
                   --------------
Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               3.5 Litigation. Except as disclosed in the SEC Reports, there are
                   ----------
no actions, suits, proceedings, claims (including, without limitation, claims involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or any of its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers), complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the
                               ------
Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries nor is the Company or any of its Subsidiaries aware that there is any basis for any of the foregoing that could reasonably be expected to have a material adverse effect on the Condition of the Company. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

               3.6 Compliance with Laws.
                   --------------------

               (a) The Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company and each of its Subsidiaries. To the Knowledge of the Company, there is no Requirement of Law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely effect the Company or any of its Subsidiaries in, conducting its business in any jurisdiction in which it now conducts its business.

               (b) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, (i) the Company and each of its Subsidiaries has all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the
                          -------
business of the Company and each of its Subsidiaries; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any Permit.

               3.7 Capitalization.
                   --------------

               (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 50,000,000 shares of Common Stock, of which 13,714,710 shares are issued and outstanding and (ii) 4,000,000 shares of Preferred Stock, none of which are issued and outstanding. As of the date of this Agreement, the aggregate number of options to purchase shares of Common Stock which may be issued under the Stock Option Plans is 5,829,975, of which 4,016,909 are outstanding. Except as disclosed in the SEC Reports, there are no options (other than options granted under the Stock Option Plans), warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) any other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company. The Company Purchased Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. All of the issued and outstanding shares of Common Stock, including the Stockholder Purchased Shares, are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

               (b) Schedule 3.7(b) sets forth, as of the Closing Date, a true
                   ---------------
and complete list of (x) each of the Subsidiaries of the Company and (y) the aggregate number of authorized and issued shares of capital stock of such Subsidiary. Except as set forth on Schedule 3.7(b), the Company owns all of the
                                   ---------------
issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

               3.8  No Default or Breach; Contractual Obligations. All of the
                    ---------------------------------------------
Contractual Obligations filed as exhibits or described in the SEC Reports or which are otherwise material to the Condition of the Company (collectively, the "Material Contractual Obligations") are valid, subsisting, in full force and
 --------------------------------
effect and binding upon the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, the other parties thereto, and, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and each of its Subsidiaries has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. Neither the Company nor any of its Subsidiaries has received notice of a default or is in default under, or with respect to, any Material Contractual Obligation nor, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, no other party to any such Material Contractual Obligation is in default thereunder, nor, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

               3.9  Title to Properties and Assets. Except as could not
                    ------------------------------
reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and each of its Subsidiaries holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it. Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and each of its Subsidiaries owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens,
                           ------
except for Liens specifically described on the notes to the Financial Statements or set forth on Schedule 3.9 hereto.
                ------------

               3.10 Reports; Financial Statements. (a) As of the respective
                    -----------------------------
dates of their filing with the Commission, all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the Commission since January 1, 1999 (the "SEC Reports"), complied in all
                                                -----------
material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder. The SEC Reports did not at the time they were filed with the Commission contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (b) The audited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flow and stockholders' equity, together with the notes thereto) for the fiscal year ended June 30, 2001 which contains the unqualified report of Ernst & Young LLP (the "Audited Financial Statements") and the unaudited consolidated
          ----------------------------
financial statements of the Company and its Subsidiaries (balance sheet and statements of operations) for the fiscal quarter ended September 30, 2001 (the "Unaudited Financial Statements" and, together with the Audited Financial
 ------------------------------
Statements, the "Financial Statements") set forth in the SEC Reports are
                 --------------------
complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments. The Financial Statements fairly present in all material respects the financial condition, operating results and cash flows of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated in accordance with GAAP, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments.

               3.11 Taxes. (a) The Company and each of its Subsidiaries has paid
                    -----
all material Taxes which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company and each of its Subsidiaries in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and each of its Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects; (c) with respect to all Tax returns of the Company and each of its Subsidiaries, (i) to the Knowledge of the Company, there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries and
(ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and each of its Subsidiaries with respect to the Financial Statements have been made in accordance with GAAP consistently applied; and (e) there are no Liens for Taxes on the assets of either the Company or any of its Subsidiaries.

               3.12 No Material Adverse Change; Ordinary Course of Business.
                    -------------------------------------------------------
Except as set forth on Schedule 3.12 hereto, since September 30, 2001, (a) there
                       -------------
has not been any material adverse change in the Condition of the Company, (b) the Company and each of its Subsidiaries has not participated in any transaction material to the Condition of the Company which is outside the ordinary course of business, (c) the Company and each of its Subsidiaries has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) the Company and each of its Subsidiaries has not created or assumed any Lien on a material asset of the Company or any of its

Subsidiaries, and (e) there has not occurred a material change in the Company's or any of its Subsidiaries' accounting principles or practice except as required by reason of a change in GAAP.

               3.13 Private Offering. No form of general solicitation or general
                    ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other securities are so registered.

               3.14 Labor Relations. Except as could not reasonably be expected
                    ---------------
to have a material adverse effect on the Condition of the Company, (a) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice;
(b) there is no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract.

               3.15 Employee Benefit Plans.
                    ----------------------

               (a) The SEC Reports disclose or describe each Company Plan that is required to be disclosed or described in such SEC Reports pursuant to the Exchange Act and the Securities Act. The Company and each of its Subsidiaries has no liability under any Plans other than the Company Plans. Except as disclosed in the SEC Reports, neither the Company, its Subsidiaries nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in all material respects in accordance with its terms, and complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code and other applicable Requirements of Law.

               (b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

               (c) Each Company Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; and each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

               (d) The consummation of the transactions contemplated by this Agreement will not accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an "excess parachute payment" under section 280G of the Code.

               (e) All material unfunded obligations under any Company Plan which are required to be reflected on the Financial Statements in accordance with GAAP have been reflected on the Financial Statements.

               3.16   Liabilities. The Company and each of its Subsidiaries do
                      -----------
not have any direct or indirect obligation or liability (the "Liabilities")
                                                              -----------
other than (a) Liabilities fully and adequately reflected or reserved against on the Financial Statements and (b) Liabilities incurred since September 30, 2001 in the ordinary course of business.

               3.17   Intellectual Property.
                      ---------------------

               (a)(i) The Company and each of its Subsidiaries is the owner of all, or has a license under all of, the material Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its
                ---------------------
business as presently conducted, free and clear of all Liens.

                          (ii) None of the Intellectual Property owned by the
Company or any of its Subsidiaries is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                          (iii) The Company and each of its Subsidiaries has
substantially performed all material obligations imposed upon it under any material license, material sublicenses, material distribution agreement or other material agreement relating to any Intellectual Property not owned by the Company or any of its Subsidiaries, and is not, nor to the Knowledge of the Company, is any other party thereto, in material breach of any material terms or default of any material terms thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All such Intellectual Property licenses are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                          (iv) Except as disclosed in the SEC Reports, none of
the web-enabled payments and cash management, electronic invoice presentment and payment, electronic banking and information reporting suite of products currently sold or licensed by the Company or any of its Subsidiaries to any Person, or, to the Knowledge of the Company, used by or licensed to the Company or any of its Subsidiaries by any

Person, infringes in any material respect upon or otherwise violates in any material respect any Intellectual Property rights of others.

                          (v) Except as disclosed in the SEC Reports, no
litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries.

               (b) Except as disclosed in the SEC Reports, to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

               (c) No former employer of any employee of the Company or any of its Subsidiaries, and no client of any consultant of the Company or any of its Subsidiaries, has made a claim against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

               (d) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any employment agreement, patent or invention disclosure agreement or other contract or agreement setting forth the terms of employment of such employee with the Company or any of its Subsidiaries or any prior employer.

               (e) To the Knowledge of the Company, none of the material Trade Secrets of the Company, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or any of its Subsidiaries or to other Persons who have executed appropriate nondisclosure agreements, except as required pursuant to the filing of a patent application by the Company or any of its Subsidiaries.

               (f) All present key employees of the Company and each of its Subsidiaries have executed and delivered invention agreements with the Company and each of its Subsidiaries, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company and each of its Subsidiaries. No such employee or present consultant of the Company or any of its Subsidiaries has excluded works or inventions made prior to his employment with or work for the Company or any of its Subsidiaries from his assignment of inventions pursuant to such proprietary invention agreements.

               3.18 Network Redundancy and Computer Back-up. Except as could not
                    ---------------------------------------
reasonably be expected to have a material adverse effect on the Condition of the Company, the Company and each of its Subsidiaries has made back-ups of all material computer Software and databases utilized by it and maintain such Software and databases at a secure off-site location.

               3.19 Privacy of Customer Information. Neither the Company nor any
                    -------------------------------
of its Subsidiaries uses any of the customer information it receives through its website or otherwise in a manner violative of the Company's or any of its Subsidiaries' privacy policy or the privacy rights of its customers under applicable law.

               3.20 Potential Conflicts of Interest. Except as disclosed in the
                    -------------------------------
SEC Reports, to the Knowledge of the Company, no officer or director of the Company, no stockholder beneficially owning in excess of five percent of the outstanding Common Stock, and no spouse of any such officer or director (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property material to the conduct of the business of the Company or its Subsidiaries.

               3.21 Trade Relations. There exists no actual or, to the Knowledge
                    ---------------
of the Company or any of its Subsidiaries, threatened termination, cancellation or limitation of, or any adverse change in, the business relationship of the Company or any of its Subsidiaries with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the Company's and each of its Subsidiaries' business are individually or in the aggregate material to the Condition of the Company.

               3.22 Broker's, Finder's or Similar Fees. There are no brokerage
                    ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLING STOCKHOLDERS
                           ---------------------------

               Each of the Selling Stockholders represents and warrants, severally and not jointly, to each of the Purchasers as follows:

               4.1  Power and Authority. Such Selling Stockholder has, as the
                    -------------------
case may be, (i) the legal capacity, or (ii) the power and authority to execute, deliver and perform his or its obligations under this Agreement and each of the other Transaction Documents to which he or it is a party.

               4.2  Authorization; No Contravention. The execution, delivery and
                    -------------------------------
performance by such Selling Stockholder of this Agreement and the transactions of such Selling Stockholder contemplated hereby, including, without limitation, the sale of the Stockholder Purchased Shares by such Selling Stockholder (i) if applicable, have been duly authorized by all necessary action of the Selling Stockholder, (ii) if applicable, do not contravene the terms of the articles of incorporation or by-laws, or similar instrument of organization, or any amendment thereof, of such Selling Stockholder, (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Selling Stockholder, or any Requirement of Law applicable to such Selling Stockholder, and (iv) do not violate any Orders against, or binding upon, such Selling Stockholder. Such Selling Stockholder is not party to, or bound by, any agreement that is currently in effect, granting rights to any Person which are inconsistent with the rights to be granted by such Selling Stockholder in this Agreement.

               4.3 Title to Purchased Shares. Such Selling Stockholder owns
                   -------------------------
beneficially and of record its Stockholder Purchased Shares being sold to the Purchasers and has good and valid title to such Stockholder Purchased Shares, free and clear of all Liens. Such Selling Stockholder has the unrestricted power and authority to transfer its Stockholder Purchased Shares to the Purchasers. Upon delivery to the Purchasers of the stock certificates representing such Selling Stockholder's Stockholder Purchased Shares and payment therefor, the Purchasers shall acquire good and valid title to such Purchased Shares, free and clear of all Liens, other than those created by the Purchasers.

               4.4 Governmental Authorization; Third Party Consents. Except as
                   ------------------------------------------------
set forth on Schedule 4.4 hereto, no approval, consent, compliance, exemption,
             ------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Stockholder Purchased Shares), by or enforcement against such Selling Stockholder of this Agreement or the transactions of such Selling Stockholder contemplated hereby.

               4.5 Binding Effect. This Agreement has been duly executed and
                   --------------
delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

               4.6 Litigation. There are no Claims pending or, to the knowledge
                   ----------
of such Selling Stockholder, threatened, at law, in equity, in arbitration or before any Governmental Authority against such Selling Stockholder purporting to enjoin or restrain the execution, delivery or performance by such Selling Stockholder of this Agreement.

               4.7 Private Offering. No form of general solicitation or general
                   ----------------
advertising was used by such Selling Stockholder or its representatives in connection with its sale of the Stockholder Purchased Shares.

          4.8  Broker's, Finder's or Similar Fees. There are no brokerage
               ----------------------------------
commissions, finder's fee or similar fees or commissions payable by such Selling Stockholder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Selling Stockholder or any action taken by such Selling Stockholder.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

          Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company and the Selling Stockholders as follows:

          5.1  Existence and Power. Such Purchaser (a) is a limited partnership
               -------------------
or limited liability company, as the case may be, duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

          5.2  Authorization; No Contravention. The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary partnership or limited liability company, as the case may be, action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser (except for the Lien created on the Purchased Shares purchased by GapStar to secure its obligations under a bona fide loan made to acquire such Purchased Shares), and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

          5.3  Governmental Authorization; Third Party Consents. No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

          5.4  Binding Effect. This Agreement and each of the other Transaction
               --------------
Documents have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          5.5  Purchase for Own Account. The Purchased Shares to be acquired by
               ------------------------
such Purchaser pursuant to this Agreement are being acquired for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction. Such Purchaser understands and agrees that such Purchased Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that the Purchased Shares cannot be sold, transferred or otherwise disposed of except in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting of a legend on certificates representing all of its Purchased Shares to the following effect:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          5.6  Restricted Securities. Such Purchaser understands that the
               ---------------------
Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and the so-called "Section 4(1)(1/2) exception" and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

          5.7  Broker's, Finder's or Similar Fees. There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

          5.8  Accredited Investor. Such Purchaser is an "Accredited Investor"
               -------------------
within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

          5.9  Transactions in Common Stock. Such Purchaser has not, within the
               ----------------------------
past ninety (90) days, engaged in, directly or indirectly, any of the following:
(i) short sales of Common Stock, (ii) buying or selling puts or calls on Common Stock, (iii) transactions in publicly-traded options relating to Common Stock,
(iv) use of Common Stock to secure a margin loan (except for loans obtained by GapStar in order to purchase the Purchased Shares) or (v) actions that could have the effect of hedging or eliminating the economic risk or ownership associated with the Common Stock.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE
                           --------------------------

          The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

          6.1  Secretary's Certificate. The Purchasers shall have received a
               -----------------------
certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By-laws, resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (including an approval of the foregoing for purposes of Section 203 of the Delaware General Corporation Law), are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

          6.2  Purchased Shares. The Selling Stockholders shall have delivered
               ----------------
to each of the Purchasers certificates in definitive form, duly endorsed in blank or accompanied by duly executed stock powers, representing the number of Stockholder Purchased Shares set forth opposite such Purchaser's name on
Schedule 2.2 hereto and the Company shall have delivered to each of the
------------
Purchasers (i) certificates in definitive form representing the number of Company Purchased Shares set forth opposite such Purchaser's name on Schedule
                                                                     --------
2.1 hereto, registered in the name of such Purchaser and (ii) in exchange for
---
the certificates delivered to each of the Purchasers by the Selling Stockholders, certificates in definitive form representing the number of Stockholder Purchased Shares set forth opposite such Purchaser's name on
Schedule 2.2 hereto, registered in the name of such Purchaser.
------------

          6.3  Registration Rights Agreement. The Company shall have duly
               -----------------------------
executed and delivered the Registration Rights Agreement.

          6.4  Opinion of Counsel. The Purchasers shall have received an opinion
               ------------------
of Hale and Dorr LLP, dated the Closing Date, relating to the transactions contemplated by or referred to herein, substantially in the form attached hereto as Exhibit B.
   ---------

          6.5  Board of Directors. The Board of Directors shall be comprised of
               ------------------
eight (8) directors and the Board of Directors shall have created a vacancy therein and elected an individual designated by the Purchasers to the Board of Directors.

                                  ARTICLE VII

                          CONDITIONS TO THE OBLIGATION
              OF THE COMPANY AND THE SELLING STOCKHOLDERS TO CLOSE
              ----------------------------------------------------

          The obligation of the Company to issue and sell the Company Purchased Shares, the obligation of the Selling Stockholders to sell the Stockholder Purchased Shares and the obligations of the Company and the Selling Stockholders to perform their other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company and the Selling Stockholders of the following conditions on or before the Closing Date:

          7.1  Payment of Purchase Price. Each Purchaser shall be prepared to
               -------------------------
pay the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

          7.2  Registration Rights Agreement. Each Purchaser shall have duly
               -----------------------------
executed and delivered the Registration Rights Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

          8.1  Indemnification
               ---------------

          (a) Subject to the limitations set forth in Section 8.4, the Company (the "Company Indemnifying Party") agrees to indemnify, defend and hold harmless
      --------------------------
each of the Purchasers and its Affiliates and their respective officers, managers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent
                               -----------------
permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Company Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise in the manner described in Section 8.2 below) or other liabilities (collectively, "Losses") resulting from or arising out of any breach
                            ------
of any representation or warranty, covenant or agreement by the Company in this Agreement.

          (b) Except as otherwise provided in this Article VIII, each Selling Stockholder (each, a "Stockholder Indemnifying Party" and together with the
                      ------------------------------
Company Indemnifying Party, an "Indemnifying Party" and collectively, the
                                ------------------
"Indemnifying Parties"), severally, and not jointly, agrees to indemnify, defend
 --------------------
and hold harmless the Indemnified Parties to the fullest extent permitted by law from and against any and all

Losses resulting from or arising out of any breach of any representation or warranty made by such Stockholder Indemnifying Party in Article IV of this Agreement.

          (c) In connection with the obligation of the Indemnifying Parties to indemnify for expenses as set forth in clauses (a) and (b) of this Section 8.1, the Indemnifying Parties shall, subject to the provisions of Section 8.4, upon
                                                             -----------
presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Parties and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if such expenses arise out of any
                   --------  -------
action, investigation or other proceeding commenced by an Indemnified Party (other than as a result of any action, Claim or written threat by a third party against the Indemnified Party), the Indemnifying Parties shall reimburse such Indemnified Party for all such expenses only (x) after the final resolution or disposition of such action, investigation or other proceeding and (y) if such Indemnified Party prevails in such action, investigation or other proceeding; and provided, further that if an Indemnified Party is reimbursed under this
Article VIII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that such expenses resulted or arose solely from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the gross negligence, recklessness, willful or intentional misconduct of the Indemnified Party.

          8.2  Notification. Each Indemnified Party under this Article VIII
               ------------
shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Parties under this Article VIII, notify the Indemnifying Parties in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VIII or (b) under this
Article VIII unless, and only to the extent that, such omission results in such Indemnifying Party's material prejudice or forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Parties of the commencement thereof, the Indemnifying Parties shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Parties or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that subject
                          --------  -------
to the limitations set forth in Section 8.4 (i) the Indemnifying Parties shall
                                -----------
not be liable for the fees and expenses of more than one counsel to all Indemnified Parties, (ii) in any action between the Indemnifying Party and the Indemnified Parties, the Indemnifying Party shall reimburse the Indemnified Parties for such fees and expenses only (x) after the final resolution or disposition of such action and (y) if the Indemnified Party prevails in such action and (iii) in any action between the Indemnified Parties and any third party, the Indemnifying Parties shall reimburse the Indemnified Parties for such fees and expenses as such fees and expenses are incurred. The Indemnifying Parties agree that they will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Parties shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld.

                8.3 Contribution. If the indemnification provided for in this
                    ------------
Article VIII from an Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses for which such Indemnified Party would otherwise be required to indemnify the Indemnified Party under this Article VIII, then, subject to the limitations set forth in Section 8.4, such
                                                    -----------
Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.4, any
                                                           -----------
legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                8.4 Cap on Indemnification and Contribution.
                    ---------------------------------------

                (a) Absent fraud or willful or intentional misconduct, the indemnification and contribution provided by the Company Indemnifying Party and the Stockholder Indemnifying Parties pursuant to Sections 8.1(a), 8.1(b) and 8.3 shall be the sole and exclusive remedy for any Losses.

                (b) The amount of any payment by the Company Indemnifying Party to the Indemnified Parties under this Article VIII in respect of Losses resulting from or arising out of any indemnification or contribution claim made pursuant to Section 8.1(a) or Section 8.3 shall in no event exceed the aggregate purchase price paid to the Company in consideration of the Company Purchased Shares.

                (c) The amount of any payment by a Stockholder Indemnifying Party to the Indemnified Parties under this Article VIII in respect of Losses resulting from or arising out of any indemnification or contribution claim made pursuant to Section 8.1(b) or Section 8.3 shall in no event exceed the aggregate purchase price paid to such Stockholder Indemnifying Party in consideration of the Stockholders Purchased Shares sold by such Stockholder Indemnifying Party.

                                   ARTICLE IX

                      AFFIRMATIVE COVENANTS OF THE COMPANY
                      ------------------------------------

                The Company hereby covenants and agrees with the Purchasers as follows:

                9.1 Financial Statements and Other Information. As long as the
                    ------------------------------------------
Purchasers or Affiliates thereof hold in the aggregate either (i) at least 5% of the shares of Common Stock outstanding or (ii) 30% of the Purchased Shares purchased by Purchasers pursuant to this Agreement, the Company is not, at any time, subject to Section 13 or 15(d) of the Exchange Act, the Company shall deliver to such Purchaser, in form and substance satisfactory to such Purchaser:

                (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

                (b) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

                (c) such other information of the type that would satisfy Rule 144A(d)(4)(i).

                9.2 Books and Records. The Company shall keep proper books of
                    -----------------
record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP consistently applied.

                9.3 Inspection. As long as the Purchasers or Affiliates thereof
                    ----------
hold in the aggregate either (i) at least 5% of the shares of Common Stock outstanding or (ii) 30% of the Purchased Shares purchased by Purchasers pursuant to this Agreement, the Company shall permit representatives of such Purchasers to visit and inspect any of its properties and make copies of the Company's corporate and financial records, and to discuss its affairs, finances and accounts with its directors and officers, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

                9.4 Board Representation.
                    --------------------

                (a) The Company shall cause one vacancy to be created on its Board of Directors (by increasing the number of members of the Board of Directors or otherwise) and at such time cause to be elected to the Board of Directors one person designated by GAP LP (the "General Atlantic Designee"),
                                                -------------------------
which designee shall initally be William O. Grabe. The General Atlantic Designee shall serve in accordance with the Certificate of Incorporation and the Bylaws until the next succeeding annual meeting of stockholders of the Company to be held after such election for the purpose of electing directors of the class of which the General Atlantic Designee is a member.

                (b) As long as the Purchasers or Affiliates thereof hold in the aggregate either (i) at least 5% of the shares of Common Stock outstanding or
(ii) 30% of the Purchased Shares purchased by Purchasers pursuant to this Agreement, commencing with the next succeeding annual meeting of the stockholders of the Company at which directors of the class of which the General Atlantic Designee is a member are elected, and at each annual meeting of the stockholders of the Company thereafter held for the purpose of electing directors of such class, GAP LP shall be entitled to designate to the Board of Directors the General Atlantic Designee to serve as one of the directors of the Company, which designee shall be reasonably acceptable to a majority of the members of the Board of Directors. The Company shall cause such General Atlantic Designee to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such General Atlantic Designee, including using its reasonably best efforts to cause officers of the Company who hold proxies (unless otherwise directed by the stockholder submitting such proxy) to vote such proxies in favor of the election of such General Atlantic Designee. As long as the Purchasers or Affiliates thereof hold in the aggregate either (i) at least 5% of the shares of Common Stock outstanding or (ii) 30% of the Purchased Shares purchased by Purchasers pursuant to this Agreement, in the event that the General Atlantic Designee shall cease to serve as director for any reason, the Company shall use its reasonable best efforts to cause the vacancy resulting thereby to be filled by another designee of GAP LP.

                (c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall provide such reimbursement and compensation to the General Atlantic Designee as is consistent with the reimbursement and compensation provided to other members of the Board of Directors.

                (d) Subject to applicable securities laws and Nasdaq regulations, each committee of the Board of Directors shall include the General Atlantic Designee.

                9.5 Offering Notice; Preemptive Rights; Exercise; Closing.
                    -----------------------------------------------------

                (a) Except for (i) Common Stock or options to acquire Common Stock issued pursuant to the Stock Option Plans or issued to employees, directors or officers of, or consultants to, the Company or any of its Subsidiaries pursuant to any compensatory plan, agreement or arrangement approved by the Board of Directors and by a majority of the members of the Board of Directors who are not employees of the Company or a Subsidiary of the Company, (ii) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) capital stock issued upon exercise, conversion or exchange of any Stock Equivalent previously issued, (iv) capital stock of the Company issued in consideration of an acquisition, approved by the Board of Directors, by the Company of another Person, and (v) the issuance of shares of Common Stock or grant of options or warrants therefor in connection with any present or future commercial borrowing, a line of credit with a commercial bank, a leasing transaction with an equipment lessor or similar financial leasing company, or a similar non-convertible debt financing arrangement with a commercial lender that is not a private equity or venture capital firm ((i)-(v) being referred to collectively as "Exempt Issuances"), if
                                                         ----------------
the Company wishes to issue any capital stock or any other securities convertible into or exchangeable for capital stock of the Company pursuant to a private placement exempt from registration under the Securities Act (collectively, "New Securities") to any Person (the "Subject Purchaser"), then
                --------------                       -----------------
the Company shall offer such New Securities first to the Purchasers by sending written notice (the "New Issuance Notice") to the Purchasers, which New Issuance
                     -------------------
Notice shall state (x) the number of New Securities proposed to be issued and
(y) the proposed purchase price, or mechanism for determining the proposed purchase price, per security of the New Securities (as calculated, the "Proposed
                                                                        --------
Price"). Upon delivery of the New Issuance Notice, such offer shall be
-----
irrevocable unless and until the rights provided for in Section 9.5(b) shall have been waived or shall have expired.

                (b) For a period of fifteen (15) days after the giving of a New Issuance Notice, the Purchasers shall have the right to purchase up to the entire portion of the New Securities at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. The Purchasers may transfer all or any portion of their rights pursuant to this Section 9.5 to any Affiliate thereof.

                (c) The right of the Purchasers to purchase the New Securities under subsection (b) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to in subsection (b) above, to the Company, which notice shall state the amount of New Securities that such Purchaser elects to purchase pursuant to Section 9.5(b). The failure of the Purchasers to respond within such 15-day period shall be deemed to be a waiver of the Purchasers' rights under Section 9.5(b), provided that the Purchasers may waive their rights under Section 9.5(b) prior to the expiration of such 15-day period by giving written notice to the Company. In the event that the aggregate number of New Securities elected to be purchased by the Purchasers exceeds the total number of New Securities, each Purchaser who has elected to purchase New Securities shall be entitled to purchase only that portion of the New Securities as the number of the number of New Securities elected to be purchased by such Purchaser bears to the total number of New Securities elected to be purchased by all Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

                (d) The closing of the purchase of New Securities subscribed for by the Purchasers under this Section 9.5 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Section 9.5(a), if the Purchasers elect to purchase all of the New Securities under this Section 9.5, (b) the date of the closing of the sale to the Subject Purchaser or Subject Purchasers if the Purchasers elect to purchase some, but not all, of the New Securities under this
Section 9.5 or (c) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Purchasers and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. The Purchasers shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by them. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

                                   ARTICLE X

                     AFFIRMATIVE COVENANTS OF THE PURCHASERS
                     ---------------------------------------

                Each Purchaser hereby covenants and agrees with the Company as follows:

                10.1 Transactions in Common Stock. For a period of one year
                     ----------------------------
after the date of this Agreement, such Purchaser shall not engage in any of the following: (i) short sales of Common Stock, (ii) buying or selling puts or calls on Common Stock, (iii) transactions in publicly-traded options relating to Common Stock, (iv) use of Common Stock to secure a margin loan (except for loans obtained by GapStar to purchase shares of Common Stock) or (v) actions that could have the effect of hedging or eliminating the economic risk associated with the Common Stock, provided that the foregoing shall in no way limit or restrict such Purchaser from selling any shares of Common Stock in accordance with the Securities Act.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

                11.1 Survival of Representations and Warranties. All of the
                     ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is thirty (30) days after the receipt by the Purchasers of audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ending June 30, 2003 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 3.1, 3.2, 3.4, 3.7, 3.13, 3.22, 4.1, 4.2, 4.4 and 4.5, which representations and warranties shall survive until the third anniversary of the Closing Date, (b) the representations and warranties in Section 4.3, which shall survive indefinitely and (c) Section 3.11, which shall survive until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.11 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

                11.2 Notices. All notices, demands and other communications
                     -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                if to the Company:

                Bottomline Technologies (de), Inc.
                155 Fleet Street
                Portsmouth, NH 03801
                Telecopy:  603-559-4040
                Attention: Robert A. Eberle

                with a copy to:

                Hale and Dorr LLP
                60 State Street
                Boston, MA 02109
                Telecopy:  617-526-5000
                Attention: John A. Burgess, Esq.

                if to GAP LP, GAP Coinvestment or GapStar:

                c/o General Atlantic Service Corporation
                3 Pickwick Plaza

                                                                              29
                  Greenwich, CT 06830
                  Telecopy: (203) 622-8818
                  Attention: Matthew Nimetz
                             Thomas J. Murphy

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention: Douglas A. Cifu, Esq.

                  if to GmbH Coinvestment:

                  c/o General Atlantic Partners GmbH
                  Koenigsalle 88
                  40212 Duesseldorf
                  Germany
                  Telecopy:  011-49-211-602-888-89
                  Attention: Matthew Nimetz
                             Thomas J. Murphy

                  with a copy to:

                  General Atlantic Service Corporation
                  3 Pickwick Plaza
                  Greenwich, CT 06830
                  Telecopy:  (203) 622-8818
                  Attention: Matthew Nimetz
                             Thomas J. Murphy

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Telecopy:  (212) 757-3990
                  Attention: Douglas A. Cifu, Esq.

                  All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) one Business Day after being sent, if sent via a reputable nationwide overnight courier service guaranteeing next business day delivery;
(iii) five (5) Business Days after being sent, if sent by registered or certified mail, return receipt requested, postage prepaid; and (iv) when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 11.2 designate another address or Person for receipt of notices hereunder. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party to whom it is given.

              11.3  Successors and Assigns; Third Party Beneficiaries. This
                    -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. Neither the Company nor the Selling Stockholders may assign any of their rights under this Agreement without the written consent of the Purchasers. Except as provided in Article VIII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

              11.4  Amendment and Waiver.
                    --------------------

              (a) No failure or delay on the part of the Company, the Selling Stockholders or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

              (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company, the Selling Stockholders and the Purchasers purchasing a majority of the Purchased Shares, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

              11.5  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              11.6  Headings. The headings in this Agreement are for convenience
                    --------
of reference only and shall not limit or otherwise affect the meaning hereof.

              11.7  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

              11.8  Severability. If any one or more of the provisions contained
                    ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

              11.9  Rules of Construction. Unless the context otherwise
                    ---------------------
requires, references to sections or subsections refer to sections or subsections of this Agreement.

              11.10 Entire Agreement. Subject to any letter agreements among the
                    ----------------
Company and the Purchasers, this Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter; provided, however, that the Letter Agreement, dated October 23,
                --------  -------
2001, by and between the Company and General Atlantic Services Corporation shall continue in full force and effect in accordance with the terms thereof.

              11.11 Fees. Upon the Closing, the Company shall reimburse each of
                    ----
the Purchasers for their fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, provided that the amount of such reimbursement shall not exceed in the aggregate $25,000.

              11.12 Confidentiality.
                    ---------------

              (a) The Company and the Selling Stockholders have furnished and the Company will continue to furnish the Purchasers with certain information which is either non-public, confidential or proprietary in nature and which (i) is identified in writing as being proprietary and confidential, (ii) is not already known to persons other than the Company, the Selling Stockholders, their representatives and third parties which have entered into written non-disclosure agreements with the Company and such Selling Stockholder and (iii) has not been independently developed by the Purchasers. All such information furnished to the Purchasers, their partners, members, controlling persons, officers, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively "representatives"), by the Company, the Selling Stockholders, or any of their respective representatives, and all analyses, compilations, data, studies or other documents prepared by the Purchasers or their representatives containing or based in whole or in part on any such furnished information or reflecting the Purchasers' review of, or interest in, the Company is hereinafter referred to as "Company Information." Subject to the requirements of applicable
                -------------------
law, the Purchasers and the Selling Stockholders hereby agree to use the Company Information solely in connection with the consummation of the transactions contemplated by this Agreement and to transmit the Company Information only to those representatives of the Purchasers who need to know the Company Information.

              (b) The Purchasers have furnished and may continue to furnish the Company and the Selling Stockholders with certain information which is either non-public, confidential or proprietary in nature and which (i) is identified in writing as being proprietary and confidential, (ii) is not already known to persons other than the Purchasers, their representatives and third parties which have entered into written non-disclosure agreements with the Purchasers and
(iii) has not been independently developed by the Company or the Selling Stockholders. All such information furnished to the Company, the Selling Stockholders or their respective representatives by the Purchasers or their respective representatives, and all analyses, compilations, data, studies or other documents prepared by the Company or the Selling Stockholders or their representatives containing or based in whole or in part on any such furnished information or reflecting the Company's or the Selling Stockholders' review of, or interest in, the Purchasers is hereinafter referred to as "Purchaser
                                                              ---------
Information." Subject to the requirements of applicable law, the Company hereby
-----------
agree to use the Purchaser Information solely in connection with the consummation of the transactions contemplated by this Agreement and to transmit the Purchaser Information only to those representatives of the Company and the Selling Stockholders who need to know the Purchaser Information.

              11.13 Public Announcements. Following the date hereof, the Company
                    --------------------
shall be permitted to issue a press release relating to the Transaction Documents and the transactions contemplated thereby. The Purchasers shall have the opportunity to review and comment on such press release prior to its issuance, which review and comment shall be provided as expeditiously as possible and in any event within 48 hours of delivery of such press release by the Company to the Purchasers, and such press release shall be in form and substance reasonably satisfactory to the Purchasers. Except as set forth in the previous sentence, none of the Company, the Selling Stockholders or the Purchasers will issue any press release or make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, except to the extent such party reasonably believes such press release or public statement is required by applicable law or stock market regulations; provided however that the Company, the Selling Stockholders and the Purchasers may make reasonable public statements consistent with prior public statements otherwise permitted under this Section 11.13; and provided further, that GAP LLC may disclose on its
                        -------- -------
worldwide web page, www.gapartners.com, the name of the Company, the name of the
                    ------------------
Chief Executive Officer of the Company, a brief description of the business of the Company, the Company's logo and the aggregate amount of the Purchasers' investment in the Company. Notwithstanding the foregoing, neither the Company nor the Selling Stockholders will use or refer to the name of any Purchaser in any public statement or disclosure without the consent of such Purchaser except to the extent that such party reasonably believes such statement or disclosure is required by applicable law or stock market regulations.

              11.14 Further Assurances. Each of the parties shall execute such
                    ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

              IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.

                          BOTTOMLINE TECHNOLOGIES (de), INC.

                          By: /s/ Robert A. Eberle
                             ---------------------------------------------------
                              Name: Robert A. Eberle
                              Title: EVP, COO & CFO

                          GENERAL ATLANTIC PARTNERS 74, L.P.

                          By:  GENERAL ATLANTIC PARTNERS, LLC,
                               its General Partner

                          By: /s/ Matthew Nimetz
                             ---------------------------------------------------
                              Name: Matthew Nimetz
                              Title: A Managing Member

                          GAP COINVESTMENT PARTNERS II, L.P.

                          By: /s/ Matthew Nimetz
                             ---------------------------------------------------
                              Name: Matthew Nimetz
                              Title: A General Partner

                          GAPSTAR, LLC

                          By:  GENERAL ATLANTIC PARTNERS, LLC,
                                     its Managing Member

                          By: /s/ Matthew Nimetz
                             ---------------------------------------------------
                              Name: Matthew Nimetz
                              Title: A Managing Member

                          GAPCO GMBH & CO. KG


                          By: GAPCO Management GMBH,
                                     its General Partner

                          By: /s/ Matthew Nimetz
                             ---------------------------------------------------
                              Name: Matthew Nimetz
                              Title: Managing Director

                              SELLING STOCKHOLDERS




                                /s/ James L. Loomis
                               --------------------------
                               James L. Loomis



                                /s/ Daniel M. McGurl
                               --------------------------
                                Daniel M. McGurl

                                                                    Schedule 2.1
                                                                    ------------

                   Company Purchased Shares and Purchase Price
                   -------------------------------------------

=======================================================================================

       Purchaser                    Purchased Shares         Aggregate Purchase Price
       ---------                    ----------------         ------------------------
---------------------------------------------------------------------------------------
GAP LP                                           1,725,675              $14,236,818.75
---------------------------------------------------------------------------------------
GAP Coinvestment                                   236,433              $ 1,950,572.25
---------------------------------------------------------------------------------------
GapStar                                            135,214              $ 1,115,515.50
---------------------------------------------------------------------------------------
GmbH Coinvestment                                    2,678              $    22,093.50
---------------------------------------------------------------------------------------
                         Total:                  2,100,000              $17,325,000.00
=======================================================================================

                                                                    Schedule 2.2
                                                                    ------------

                 Stockholder Purchased Shares and Purchase Price
                 -----------------------------------------------

===================================================================================================================================

                          Daniel M. McGurl                         James L. Loomis                           Total
                          ----------------                         ---------------                           -----
==================================================================================================================================

     Purchaser       Purchased        Aggregate      Purchased Shares         Aggregate       Purchased Shares        Aggregate
     ---------       ---------        ---------      ----------------         ---------       ----------------        ---------
                       Shares       Purchase Price                          Purchase Price                         Purchase Price
                       ------       --------------                          --------------                         --------------
----------------------------------------------------------------------------------------------------------------------------------
GAP LP                 246,525       $2,033,831.25        246,525           $2,033,831.25         493,050           $4,067,662.50
----------------------------------------------------------------------------------------------------------------------------------

GAP Coinvestment        33,776       $  278,652.00         33,776           $  278,652.00          67,552           $  557,304.00
----------------------------------------------------------------------------------------------------------------------------------


GapStar                 19,316       $  159,357.00         19,316           $  159,357.00          38,632           $  318,714.00
----------------------------------------------------------------------------------------------------------------------------------

GmbH Coinvestment          383       $    3,159.75            383           $    3,159.75             766           $    6,319.50
---------------------------------------------------------------------------------------------------------------------------------

Total:                 300,000       $2,475,000.00        300,000           $2,475,000.00          60,000           $4,950,000.00
==================================================================================================================================